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                                                                  Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cababra Inc. 1998 Stock Plan, as assumed by GoTo.com, Inc., of our report dated April 2, 1999, with respect to the financial statements of GoTo.com, Inc. included in its Registration Statement (Form S-1) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP


Los Angeles, California
February 9, 2000